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Exhibit 99.1. Press Releases dated December 9, 1999 relating to the stock exchange

(a)	CONTACT:	Paul D. Crawford, Chief Executive Officer (612) 676-1436

CALENDAR CAPITAL, INC. TO MERGE WITH
ENTRENAUT, INC.

MINNEAPOLIS, MN—December 9, 1999—CALENDAR CAPITAL, INC. (OTCBB:CCAP) and ENTRENAUT, INC. (formerly Internet Holdings, Limited), announced today that the two companies have reached agreement on a plan of merger whereby the shareholders of Entrenaut will receive a new class of Calendar Capital Preferred Stock in exchange for their shares of Entrenaut, according to CEO Paul Crawford, local venture capitalist.

Calendar Capital has been a publicly-held shell corporation; Entrenaut is an incubator company for Internet concepts currently overseeing the development and beta testing of two new e-commerce companies: Chefinabox, (www.chefinabox.com), an online virtual restaurant; and OfficeCause, (www.officecause.com), an online business-to-business site which channels a percentage of a company's purchases to a designated charity.

Entrenaut also holds investments in Commission Junction, Inc., an online affiliate marketing company, Superior Wireless Communications, and StoreItOnLine.com, Inc.

The merger will be effective January 1, 2000.

(b)

CALENDAR CAPITAL, INC. ANNOUNCES CORRECTION
TO PRESS RELEASE

MINNEAPOLIS, MN—December 9, 1999—Earlier today in the press release regarding CALENDAR CAPITAL's merger with ENTRENAUT, INC. it was announced that its Bulletin Board stock was listed as (OTCBB:CCAP). This statement is inaccurate and is hereby corrected to state that its stock is listed as OTC stock trading in the pink sheets. All other information contained in the earlier press releasee remains correct.

For more information, contact Paul Crawford at (612) 676-1436.

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CALENDAR CAPITAL, INC. TO MERGE WITH ENTRENAUT, INC.
CALENDAR CAPITAL, INC. ANNOUNCES CORRECTION TO PRESS RELEASE